UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2008

ALPHAMETRIX MANAGED FUTURES LLC (ASPECT SERIES)
(Exact name of registrant as specified in its charter)

Delaware	000-52192	03-0607985
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

c/o ALPHAMETRIX, LLC
181 West Madison St.
Suite 3825
Chicago, Illinois 60602
(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 267-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

General Assignment and Assumption

In connection with the assignment (the "Assignment") of all of UBS Managed Fund Services Inc.’s (“UBS MFS”) managerial interest in the Registrant to Alphametrix, LLC (“AlphaMetrix”), the parties executed a General Assignment and Assumption Agreement on November 1, 2008 (the "General Assignment"), which was previously attached as an exhibit to the Registrant’s Form 8-K filed on October 1, 2008.  The executed General Assignment is attached hereto as Exhibit 10.12 and is incorporated by reference herein.

Advisory Agreement with Aspect Capital Limited

AlphaMetrix, the new sponsor of the Registrant, AlphaMetrix Aspect Fund – MT0001 (the “Master Fund”), an indirect wholly-owned subsidiary of the Registrant through which the Registrant intends to carry out its investment activities, and Aspect Capital Limited (“Aspect” or the “Trading Advisor”) entered into an Advisory Agreement (the “Advisory Agreement”) dated as of November 1, 2008, attached hereto as Exhibit 10.13 and incorporated by reference herein.

Under the Advisory Agreement Aspect has discretionary authority and responsibility for directing the trading in futures, futures options and commodity options on behalf of the Master Fund pursuant to the trading program and strategy agreed upon between AlphaMetrix and Aspect.

The Advisory Agreement will be effective until March 31, 2010 (unless sooner terminated) and will be renewed automatically for additional one-year terms unless terminated. The Advisory Agreement may be terminated at any time at the election of AlphaMetrix in its sole discretion upon at least one business day's prior written notice to the Trading Advisor. The Trading Advisor has the right to terminate the Advisory Agreement at any time upon ten business days' written notice to the Master Fund and AlphaMetrix upon the occurrence of certain specific events listed in the Advisory Agreement.

Aspect may also terminate for any reason on 30 days' prior written notice.  In the case of such a termination, Aspect shall use its reasonable endeavors to ensure an orderly liquidation of the Registrant’s trading positions. The Trading Advisor will receive a management fee equal to 2% of the net asset value of the funds under management and 20% of any new profits generated by the Registrant's trading, as described more fully in the Advisory Agreement.

The Advisory Agreement provides that the Trading Advisor and its affiliates ("Trading Advisor Affiliates") shall have no liability to AlphaMetrix, the Registrant, AlphaMetrix Managed Futures Aspect LLC, the Master Fund or to any investors, and shall be indemnified by the Master Fund against, any loss, liability, claim, damage or expense for conduct undertaken as a trading advisor to the Master Fund or otherwise relating to any action or omission of such party in connection with the Advisory Agreement; provided that, such action or omission does not constitute gross negligence, willful misconduct or breach of the Advisory Agreement or any duty owed by the Trading Advisor to the Master Fund and was done in a manner reasonably believed to be in, or not opposed to, the best interests of the Master Fund. This indemnity will not increase the liability of the Series beyond the amount of its capital and profits if any, in the Master Fund as described more fully in the Advisory Agreement.  Further, AlphaMetrix shall retain UBS Financial Services, Inc. (“UBS FS”) as the exclusive selling agent for the Registrant.

Representation Letter

AlphaMetrix, the Master Fund, the Registrant, AlphaMetrix Managed Futures (Aspect) LLC, UBS Financial Services Inc. (“UBS FS”) and Aspect entered into a Representation Letter (the “Representation Letter”) dated as of November 1, 2008, attached hereto as Exhibit 10.15 and incorporated by reference herein.
Under the Representation Letter, the parties thereto have agreed that UBS FS will act as the selling agent for the Registrant.  The Rep Letter shall terminate upon the termination of the Advisory Agreement.  UBS FS represents and agrees that it shall comply in all material respects with all material applicable laws in connection with the offer and sale of the Interests.  AlphaMetrix represents and warrants that it shall comply in all material respects with all material applicable laws in connection with its sponsorship of the Registrant.  The Trading Advisor represents and warrants that it shall comply in all material respects with all material applicable laws in performing its services hereunder.  AlphaMetrix and each person affiliated with Alphametrix and their respective officers, directors, controlling persons, employees, partners and shareholders (each an “AlphaMetrix Party”) shall be indemnified by the Trading Advisor against any direct loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith) incurred by any AlphaMetrix Party resulting from a demand, claim, lawsuit or proceeding arising out of any untrue statement or omission of a material fact contained in or omitted from information provided by the Trading Advisor, or arising out of a breach of the Trading Advisor’s representations, warranties and covenants.

 Assignment of Existing Agreement
In connection with the Assignment, UBS MFS, AlphaMetrix and DPM Mellon, LLC entered into an Assignment Agreement, dated November 2, 2008 covering the existing Administration Agreement (the “Administration Agreement Assignment”), dated October 30, 2006, between UBS MFS, DPM Mellon, the Registrant and UBS Managed Futures (Aspect) LLC, and previously attached as an exhibit to the Registrant’s Form 10/A filed on January 7, 2007. The Administration Agreement Assignment assigned UBS MFS's interest and obligations under the assignment agreement to AlphaMetrix. The administration agreement was not otherwise materially changed.  The Administration Agreement Assignment is attached hereto as Exhibit 10.14 and is incorporated by reference herein.

The above descriptions of the material contracts of the Registrant are qualified in their entirety by reference to the copies of such agreements filed herewith as Exhibits and incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

On November 1, 2008, Registrant sold equity securities in Registrant (“Units”) to new and/or existing members of Registrant in transactions that were not registered under the Securities Act of 1933, as amended (the “Securities Act”).  The aggregate consideration for Units sold on November 1, 2008 was $577,180 in cash.  The Units were issued by Registrant in reliance upon an exemption from registration under the Securities Act set forth in Section 4(2) of the Securities Act, as transactions not constituting a public offering of securities because the Units were issued privately without general solicitation or advertising.  In connection with the sales of the Units described above, there were no underwriting discounts or commissions.

Item 5.01.  Changes in Control of Registrant.

On November 1, 2008 (the “Effective Date”), the Assignment Agreement between UBS MFS, UBS Securities LLC and AlphaMetrix, in which UBS MFS agreed to assign all of its managerial interest in the Registrant to AlphaMetrix, subject to the consent of investors in the Registrant, became effective and AlphaMetrix assumed control of all of the rights and duties as sponsor of the Registrant from UBS MFS. As a requirement of the Assignment, Registrant is required to remove references to UBS from its name and is therefore changing its name to AlphaMetrix Managed Futures LLC (Aspect Series), the name of UBS Managed Futures LLC to Aspect Managed Futures LLC and the name of UBS Managed Futures (Aspect) LLC to AlphaMetrix Managed Futures (Aspect) LLC.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information in Item 5.01 incorporated in this Item 5.02 by reference.

In connection with the Assignment, effective November 1, 2008 Messrs. Richard Meade, Raul Esquivel and Per Dyrvik are no longer officers of the Registrant and are replaced with Aleks Kins, Dennis R. Zarr, and George Brown.

Aleks Kins.  Mr. Kins, age 37, has been President and Chief Executive Officer of AlphaMetrix since he founded AlphaMetrix in April 2005.  Mr. Kins is also the founder and a principal of AlphaMetrix Alternative Investment Advisors, LLC (“AlphaMetrix AIA”), an independent research affiliate of AlphaMetrix.  Mr. Kins is also an associated person and principal of AlphaMetrix360, LLC (“AlphaMetrix 360”), an affiliate of AlphaMetrix.  AlphaMetrix360 is a registered commodity trading advisor recently formed for the purpose of providing advanced portfolio analytics, account tracking and reporting services.  Mr. Kins is also an associated person and principal of Dekla Financial, LLC (“Dekla”), an affiliate of AlphaMetrix.  Dekla is a registered introducing broker that serves as the introducing broker for various commodity pools sponsored by AlphaMetrix and other futures trading accounts.  Mr. Kins was the President and co-founder of Access Asset Management, a registered CPO and CTA, from November 2000 through the founding of AlphaMetrix in April 2005.  Mr. Kins received a B.A. in Economics from Brown University in 1993.

Dennis R. Zarr.  Mr. Zarr, age 60, joined AlphaMetrix in February 2008 and is its Chief Operations Officer.  Mr. Zarr is also an associated person and principal of Dekla, an affiliate of AlphaMetrix.  From March 1993 until joining AlphaMetrix, Mr. Zarr served as Senior Vice President and Director of Business Development for Rand Financial Services, Inc., a registered futures commission merchant.  Mr. Zarr received his B.S. in Finance from DePaul University in 1970.

George Brown.  Mr. Brown, age 52, joined AlphaMetrix in March 2008 and is its Chief Financial Officer.   Mr. Brown served as a consultant for Nature’s Best, a sports nutrition and protein beverages producer, from December 2007 to February 2008, as Chief Financial Officer of Ultraguard Corporation, a manufacturer of dual smoke/carbon monoxide detectors and wireless monitor systems, from September 2005 to August 2007 and as Chief Financial Officer for Old London Foods, Inc., a producer of branded crackers and co-packed private label bread crumbs, from July 1997 until August 2007.  From September 2007 to December 2007, Mr. Brown was self-employed as a financial consultant.  Mr. Brown received an M.B.A. in Finance from the University of Chicago in 1979 and a B.A. in Economics (Morehead Scholarship) from the University of North Carolina in 1977.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

In connection with the Assignment, on November 2, 2008 Alphametrix executed the Amended and Restated Limited Liability Company Agreement of AlphaMetrix Managed Futures LLC (the "Amended and Restated Limited Liability Company Agreement"), both as the sponsor of the Registrant and on behalf of the members as attorney-in-fact.  The Limited Liability Company Agreement, previously filed with the Registrant’s Form 10/A filed on November 2, 2006, was revised to include references to the Master Fund and to update the names of the sponsor, the Registrant and the related entities and was not otherwise materially changed.  The executed Amended and Restated Limited Liability Company Agreement is attached hereto as Exhibit 3.2 and is incorporated by reference herein.

Also in connection with the Assignment, on November 2, 2008 Alphametrix executed the Amended and Restated Separate Series Agreement of the Registrant both as the sponsor of the Registrant and on behalf of the members pursuant to a power of attorney.  The Registrant’s Separate Series Agreement, previously filed with the Registrant’s Form 10/A filed on November 2, 2006, was revised to include references to the Master Fund and to update the names of the sponsor, the Registrant and the related entities and was not otherwise materially changed.  The executed Amended and Restated Separate Series Agreement is attached hereto as Exhibit 3.3 and is incorporated by reference herein.

The above descriptions of the revised documents of the Registrant are qualified in their entirety by reference to the copies of such agreements filed herewith as Exhibits and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.

3.2	Amended and Restated Limited Liability Company Agreement.
3.3	Amended and Restated Separate Series Agreement.
10.12	General Assignment and Assumption Agreement.
10.13	Advisary Agreement.
10.14	Assignment Agreement.
10.15	Representation Letter.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 6, 2008

ALPHAMETRIX MANAGED FUTURES LLC (ASPECT SERIES)

By:	AlphaMetrix, LLC, Manager

By:	/s/ Aleks Kins
Name:	Aleks Kins
Title:	President and Chief Executive Officer